SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            Form 8-K/A-1

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                        February 18, 1999


        .............ELMER'S RESTAURANTS, INC...........
     (Exact name of registrant as specified in its charter)


 ........Oregon...................0-14837............93-0836824...
(State or other jurisdiction    (Commission         (IRS Employer
  of incorporation)          File Number)     Identification No.)


 .......11802 SE Stark, Portland, Oregon................97216....
      (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code..
                       (503) 252-1485.....

  ...........................Not Applicable....................
 (Former name or former address, if changed since last report.)

                                Page __ of __
This Form 8-K/A amends and restates in its entirety the Registrant's Current Report on Form 8-K dated February 18, 1999 and filed March 5, 1999 which reported the merger of Elmer's Restaurants, Inc. with its majority shareholder CBW, Inc. in a transaction in which Elmer's Restaurants, Inc. was the surviving corporation. However, this transaction is accounted for as a reverse acquisition in which CBW, Inc. is deemed to be the acquirer of Elmer's Restaurants, Inc. for accounting purposes, in accordance with Accounting Principles Board Opinion No. 16, Business Combinations. Accordingly this Form 8-K/A is being filed to report the transaction as an acquisition of Elmer's Restaurants, Inc. by CBW, Inc. and to include the historical financial statements of CBW, Inc. (the deemed acquirer) and the pro forma combined financial statements of CBW, Inc. and Elmer's Restaurants, Inc. with respect to the merger transaction.

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Effective February 18, 1999, Elmer's Restaurants, Inc. (the 'Company'), merged with its majority shareholder CBW Inc. ('CBW'), a closely held Oregon corporation, in a transaction in which the Company was the surviving corporation. CBW was the operator of five restaurants in Eugene, Springfield, and Bend, Oregon. In consideration for the issuance by the Company of 770,500 new shares of the Company's restricted stock to the CBW shareholders and the assumption of approximately $4 million in debt owed by CBW arising from CBW's acquisition of the controlling block of the Company's restricted common stock on August 25, 1998 (as previously reported in CBW's Schedule 13D filing dated September 3, 1998), the Company acquired all the stock and assets of CBW including CBW's wholly owned subsidiary, CBW Food Company, LLC (which by operation of merger is now the Company's wholly-owned subsidiary). The assets include five Ashley's delis operated by CBW and an option to purchase four Richards' delis currently operated by Grass Valley Ltd., Inc.

Each CBW shareholder, listed in Table 1 hereunder, received
144.4507 shares of the Company's restricted common stock for every CBW share owned. The shares of Company stock previously acquired by CBW, a total of 705,000 shares, were concurrently transferred to the Company and were canceled upon receipt thereof. In further consideration for the issuance and to secure various indemnification obligations of the CBW shareholders under the merger agreement, the Company and the individual CBW shareholders executed an escrow agreement pursuant to which 220,000 shares were placed in escrow for a period of one year from the date of closing of the merger transaction. The Company's primary source of financing for the acquisition consisted of $3.08 million from its principal lender bank, Wells Fargo Bank, N.A., the proceeds of which were applied to pay down $1.75 million of the assumed debt and approximately $1,480,000 in other outstanding debt of the Company. The debt financing is secured by a grant of various security interests in the Company's assets as well as the issuance of continuing guaranties by two subsidiaries of the Company. The Company also used approximately $1,000,000 to pay down debt assumed in the transaction.

          Page __ of __

Table 1
Name of Shareholder      No. of CBW    No. of shares issued in
                         shares held   merger (and current
                                       ownership percentage)

Ken N. Boettcher         500            72,225  (4.55%)
Karen Brooks             500            72,225  (4.55%)
Thomas C. Conner         667            96,349  (6.07%)
Bruce N. Davis*          952           137,517  (8.67%)
Cordy Jensen             500            72,225  (4.55%)

____________________________
* President and Director of Elmer's Restaurants, Inc.

                                Page __ of __

William W. Service+      952           137,517 (8.67%)
Donald Woolley           667            96,349 (6.07%)
Linda E. Bolton, Trustee 500            72,225 (4.55%)
Under Restated Trust
Agreement Dated 6/8/98


___________________________
+ Chief Executive Officer and Director of Elmer's Restaurants,
Inc.


Since CBW was controlled by a number of the Company's existing directors (Messrs. Conner, Davis, Jensen, Service and Woolley), prior to consummating the merger the Company constituted a special committee of the Board of Directors consisting of directors with no ownership interests in CBW. The Company engaged the services of special counsel to advise the special committee on this transaction. The special committee reviewed a fairness opinion prepared by Veber Partners, a private investment bank based in Portland, Oregon. Veber Partners analyzed the then proposed transaction, and more particularly, the fairness, from a financial point of view, to the Company's shareholders of the consideration paid by the Company in connection with the merger. Upon a thorough review of the transaction, Veber Partners was of the opinion, in its letter dated February 17, 1999, that the consideration paid by the Company in the merger transaction was fair from a financial point of view to the Company's shareholders.


          Page __ of __

Item 3. Bankruptcy or Receivership

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

Not applicable.

Item 5. Other Events.

Not applicable.

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits Filed.

This Item 7 amends and restates in its entirety the Item 7 in the Registrant's Current Report on Form 8-K dated February 18, 1999.

(a)       CONSOLIDATED FINANCIAL STATEMENTS OF CBW AND
SUBSIDIARY:

          Financial Statements of CBW and Subsidiary and Report of Independent Accountants thereon:

          Consolidated Balance Sheets, March 31, 1997, 1998 and
December 31, 1998 (unaudited).

          Consolidated Statements of Operations for the period from June 16, 1995 (date of inception) through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited).

          Consolidated Statements of Changes in Shareholders Equity (Deficit) for the period from June 16, 1995 (date of inception) through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1998 (unaudited).

          Consolidated Statements of Cash Flows for the period from June 16, 1995 (date of inception) through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited).

          Notes to Consolidated Financial Statements

(b)       UNAUDITED PRO FORMA FINANCIAL INFORMATION:

          Unaudited Pro Forma Combined Financial Statements for
Elmer's Restaurants, Inc. and CBW, Inc.

                         Page __ of __

          Unaudited Pro Forma Combined Balance Sheet as of
December 31, 1998.

          Notes to Unaudited Pro Forma Combined Balance Sheet.

          Unaudited Pro Forma Combined Statement of Operations for the nine months ended December 31, 1998.

          Notes to Unaudited Pro Forma Combined Statement of
Operations for the nine months ended December 31, 1998.

          Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 1998.

          Notes to Unaudited Pro Forma Combined Statement of
Operations (year ended March 31, 1998).


(c)  EXHIBITS

                          EXHIBIT INDEX

Exhibit                                     Sequential
No.                   Description           Page No.



2 (i)     Plan of Merger, dated February 18, 1999, between
Elmer's Restaurants, Inc. and CBW Inc. *

3 (i)  *  Restated Articles of Incorporation of the Company
(Incorporated herein by reference from Exhibit No. 3.1 to the Company's Annual Report on Form 10-K for the year ended March 31,
1988.)

3 (ii) * By-Laws of the Company, as amended. (Incorporated herein by reference from Exhibit 3.2 of the Company's Annual
Report on Form 10-K for the year ended March 31, 1990.)

9 (i)     Voting Trust Agreement dated February 18, 1999, between
Ken Boettcher, Karen Brooks, Bruce N. Davis, Cordy Jensen, William W. Service, Gregory W. Wendt, and Linda Bolton (as Trustee Under a Restated Trust Agreement dated June 8, 1998), (collectively, certain shareholders of Elmer's Restaurants, Inc.), and Bruce N. Davis, William W. Service and Cordy Jensen, (collectively, the Voting Trustees).

                    Page __ of __

10 (i)(a)   Merger Agreement, dated February 18, 1999, between
Elmer's Restaurants, Inc., CBW Inc., and Ken Boettcher, Karen Brooks, Thomas C. Conner, Bruce N. Davis, Cordy Jensen, William
W. Service, Gregory W. Wendt, Donald Woolley, and Linda Bolton (as Trustee Under a Restated Trust Agreement dated June 8, 1998), (collectively, all the shareholders of CBW Inc.). *

10 (i)(b)   Stock Escrow Agreement, dated February 18,
1999, between Elmer's Restaurants, Inc., and Ken Boettcher, Karen Brooks, Thomas C. Conner, Bruce N. Davis, Cordy Jensen, William
W. Service, Gregory W. Wendt, Donald Woolley, and Linda Bolton (as Trustee Under a Restated Trust Agreement dated June 8, 1998) (collectively, all the shareholders of CBW Inc.), William W. Service as the representative of the Escrow Indemnitors, and Ater Wynne LLP, as escrow agent.

10 (i)(c)   Registration Rights Agreement, dated February 18,
1999, between Elmer's Restaurants, Inc., and Ken Boettcher, Karen Brooks, Thomas C. Conner, Bruce N. Davis, Cordy Jensen, William
W. Service, Gregory W. Wendt, Donald Woolley, and Linda Bolton (as Trustee Under a Restated Trust Agreement dated June 8, 1998) (collectively, all the shareholders of CBW Inc.).

99 (i)    Fairness Opinion, dated January 13, 1999, issued by
Veber Partners to the Board of Directors of Elmer's Restaurants,
Inc. *

* Previously filed as exhibits to the Registrant's Current Report on Form 8-K dated February 18, 1999.

        Page __ of __
CBW, Inc. and Subsidiary
Consolidated Financial Statements
as of March 31, 1997, 1998 and December 31, 1998 and for the period from inception, June 16, 1995, through March
31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998

        Page __ of __
                Report of Independent Accountants


To the Board of Directors and Shareholders
CBW, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of CBW, Inc. and Subsidiary (the "Company") at March 31, 1998 and 1997, and the results of their operations and their cash flows for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PricewaterhouseCoopers LLP

Portland, Oregon
June 7, 1999

        Page __ of __
CBW, Inc. and Subsidiary
Consolidated Balance Sheets
March 31, 1997, 1998 and December 31, 1998  (unaudited)



                                               March 31,
                                          -----------------------
-
                                          1997          1998
                                          ----          ----
          ASSETS
Current assets:
  Cash and cash equivalents               $  43,468    $  42,189
  Accounts and notes receivable               1,714       14,736
  Inventories                                52,119       79,954
  Prepaid expenses and other                  7,358        4,860
                                          ---------    ---------
     Total current assets                   104,659      141,739

Property, buildings and equipment, net      145,896      103,496
Intangible assets, net                            -            -
Other assets                                 13,121       14,440
                                          ---------    ---------
     Total assets                         $ 263,676    $ 259,675
                                          =========    =========
          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable, current portion          $  43,160    $  10,731
  Accounts payable                          123,611      130,883
  Accrued payroll and related taxes               -            -
  Accrued expenses                           51,014       67,348
  Accrued income taxes                            -            -
                                          ---------    ---------
     Total current liabilities              217,785      208,962

Notes payable, net of current portion       245,754       50,000
Deferred income taxes                             -            -
                                          ---------    ---------
     Total liabilities                      463,539      258,962

Minority interest                                 -            -
                                          ---------    ---------
Commitments and contingencies

Shareholders' equity:
  Common stock, no par value; 10,000
  shares authorized, 4,000 shares and
  5,334 shares outstanding March 31, 1998
  and December 31, 1998, respectively        55,020      295,020
  Accumulated deficit                      (254,883)    (294,307)
                                          ---------    ---------
     Total shareholders' equity (deficit)  (199,863)         713
                                          ---------    ---------
     Total liabilities and shareholders'
     equity (deficit)                     $ 263,676    $ 259,675
                                          =========    =========

The accompanying notes are an integral part of the consolidated financial records.

(Continued on next page)
CBW, Inc. and Subsidiary
Consolidated Balance Sheets
March 31, 1997, 1998 and December 31, 1998 (unaudited)
(continued)



                                               December 31,
                                                   1998
                                                ------------
                                                (Unaudited)
          ASSETS
Current assets:
  Cash and cash equivalents                       $ 1,619,406
  Accounts and notes receivable                       323,235
  Inventories                                         313,130
  Prepaid expenses and other                          198,256
                                                  -----------
     Total current assets                           2,454,027

Property, buildings and equipment, net              6,050,251
Intangible assets, net                              2,726,263
Other assets                                           96,783
                                                  -----------
     Total assets                                 $11,327,324
                                                  ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Note payable, current portion                   $   218,625
  Accounts payable                                    751,014
  Accrued payroll and related taxes                   180,842
  Accrued expenses                                    143,205
  Accrued income taxes                                 55,955
                                                  -----------
     Total current liabilities                      1,349,641

Notes payable, net of current portion               6,913,375
Deferred income taxes                                 460,000
                                                  -----------
     Total liabilities                              8,723,016
                                                  -----------
Minority interest                                   1,843,651
                                                  -----------
Commitments and contingencies

Shareholders' equity:
  Common stock, no par value; 10,000
  shares authorized, 4,000 shares and
  5,334 shares outstanding March 31, 1998
  and December 31, 1998, respectively                 895,020
  Accumulated deficit                                (134,363)
                                                  -----------
     Total shareholders' equity (deficit)             760,657
                                                  -----------
     Total liabilities and shareholders'
     equity (deficit)                             $11,327,324
                                                  ===========


The accompanying notes are an integral part of the consolidated financial statements.

        Page __ of __
CBW, Inc. and Subsidiary
Consolidated Statements of Operations
for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited)


                                        Periods ended March 31,
                                   ------------------------------
------
                                     1996      1997     1998
                                     ----      ----     ----

Revenues                           $   94,852          $  875,199
$1,591,293
                                   ----------          ----------
----------

Costs and expenses:
  Food, beverage and supplies          33,508             176,324
564,115
  Labor and related                   124,297             377,263
420,427
  Occupancy costs                      29,507             130,991
138,058
  Depreciation and amortization        11,032              33,674
56,263
  General and administrative expenses           107,652
158,910                               172,312
                                   ----------          ----------
----------
                                      305,996             877,162
1,351,175
                                   --------- ----------     -----
-----
  Income (loss) from operations      (211,144)
(1,963)                               240,118

Other income (expenses):
  Interest income                         625                  38
48
  Interest expense                     (3,393)
(23,411)                              (34,896)
  Gain (loss) on disposal of assets                   -
(15,635)                                    -
                                   ----------          ----------
----------
  Income (loss) before benefit
  (provision) for income taxes       (213,912)
(40,971)                              205,270

Provision for income taxes                  -                   -
-
Minority interest in earnings of
  consolidated subsidiary                   -                   -
-
                                   ----------          ----------
----------
  Net income (loss)                $  (213,912)        $
(40,971)                           $  205,270
                                   ===========         ==========
==========

                                     (Unaudited Pro Forma
Information)

Income (loss) before benefit (provision)
  for income taxes                           $  (213,912)
(40,971)          205,270
Benefit (provision) for income taxes              80,000
9,000             (72,000)
Minority interest in earnings of
  consolidated subsidiary                    -                  -
-
                                   -----------         ----------
----------
  Pro forma net income (loss)      $  (133,912)$   (31,971) $
133,270
                                   ===========         ==========
==========


(Continued on next page)

The accompanying notes are an integral part of the consolidated financial statements.
CBW, Inc. and Subsidiary
Consolidated Statements of Operations
for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)




                                             Nine months ended
                                               December 31,
                                        -------------------------
-
                                        1997           1998
                                        ----           ----
                                             (Unaudited)

Revenues                             $1,139,428     $7,265,695
                                       ---------
---------
Costs and expenses:
  Food, beverage and supplies           352,118      2,110,452
  Labor and related                     313,971      2,251,048
  Occupancy costs                       106,458        460,426
  Depreciation and amortization          45,713        241,601
  General and administrative expenses                  125,002
1,531,340
                                     ----------     ----------
                                        943,262      6,594,867
                                     ----------     ----------
  Income (loss) from operations         196,166        670,828

Other income (expenses):
  Interest income                            48         14,338
  Interest expense                      (32,420)      (259,570)
  Gain (loss) on disposal of assets           -          9,977
                                     ----------     ----------
  Income (loss) before benefit
  (provision) for income taxes          163,794        435,573

Provision for income taxes                    -       (121,735)
Minority interest in earnings of
  consolidated subsidiary                     -       (109,824)
                                     ----------     ----------
  Net income (loss)                  $  163,794     $  204,014
                                     ==========     ==========

                                     (Unaudited Pro Forma
Information)

Income (loss) before benefit (provision)
  for income taxes                                     163,974
435,573
Benefit (provision) for income taxes    (57,500)      (144,735)
Minority interest in earnings of
  consolidated subsidiary                     -       (109,824)
                                     ----------     ----------
  Pro forma net income (loss)        $  106,294     $  181,014
                                     ==========     ==========


The accompanying notes are an integral part of the consolidated financial statements.

        Page __ of __
CBW, Inc. and Subsidiary
Consolidated Statements of Changes in Shareholders' Equity
(Deficit) for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1998 (unaudited)



                                       Common Stock
Accumulated
                                    ----------------------
                                    Shares    Amount    Deficit
                                    ------    ------    -------

Initial capital contribution                -          $   55,020
$        -

Net loss                                    -                   -
(213,912)
                                   ----------          ----------
----------
Balance, March 31, 1996                     -              55,020
(213,912)

Net loss                                    -                   -
(40,971)
                                   ----------          ----------
----------
Balance, March 31, 1997                     -              55,020
(254,883)

Shares issued upon conversion to
  S corporation                                   4,000
-          -

Conversion of debt to equity                -             240,000
-

Dividend distributions                      -                   -
(244,694)

Net income                                  -                   -
205,270
                                   ----------          ----------
----------
Balance, March 31, 1998                 4,000             295,020
(294,307)

Capital contribution (unaudited)        1,334             600,000
-

Dividend distributions (unaudited)          -                   -
(44,070)

Net income (unaudited)                      -                   -
204,014
                                   ----------          ----------
----------
Balance, December 31, 1998 (unaudited)            5,334     $
895,020        $ (134,363)
                                   ==========          ==========
==========



The accompanying notes are an integral part of the consolidated financial statements.


        Page __ of __
CBW, Inc. and Subsidiary
Consolidated Statements of Cash Flows
for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited)



                                          Periods ended March 31,
                                   ------------------------------
----------
                                     1996      1997     1998
                                       ----    ----     ----

Cash flows from operating activities:
  Net income (loss)                $ (213,912)         $
(40,971)                           $  205,270
  Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:

  Depreciation and amortization        11,032              33,674
56,263
  Gain on disposition of assets             -              15,635
-
  Minority interest in earnings of
     consolidated subsidiary                -                   -
-
  Changes in assets and liabilities:
     Receivables                            -
(1,714)                               (13,022)
     Inventories                      (13,181)
(38,938)                              (27,835)
     Prepaid expenses                  (2,472)
(4,886)                                 2,498
     Other assets                      (2,115)
(11,245)                               (1,525)
     Accrued expenses                 150,784              23,841
23,606
                                   ----------          ----------
----------
  Net cash provided by (used in)
  operating activities                (69,864)
(24,604)                              245,255
                                   --------- ----------     -----
-----
Cash flows from investing activities:
  Additions to property, buildings and
  equipment                          (199,905)
(6,093)                               (13,657)
Payment for business acquisition, net
  of cash acquired                          -                   -
-
                                   ----------          ----------
----------
  Net cash used in investing activities:       (199,905)
(6,093)                               (13,657)
                                   ----------          ----------
----------
Cash flows from financing activities:
  Proceeds from notes payable         275,385              86,144
7,271
  Payments on notes payable                 -
(72,615)                               (1,214)
  Capital contributions                55,020                   -
5,760
  Dividend distributions                    -                   -
(244,694)
                                   ----------          ----------
----------
  Net cash provided by (used in)
  financing activities                330,405              13,529
(232,877)
                                   ----------          ----------
----------
  Net increase (decrease) in cash
  and cash equivalents                 60,636
(17,168)                               (1,279)

Cash and cash equivalents, beginning
of year                                               -
60,636                                 43,468
                                   ----------          ----------
----------
Cash and cash equivalents, end of year       $   60,636     $
43,468                             $   42,189
                                   ==========          ==========
==========

Supplemental disclosures of cash flow
  information:
  Conversion of debt to equity     $        -          $        -
$  234,240
                                   ==========          ==========
==========
  Cash paid for:
  Interest                         $     3,393)        $   23,411
$   34,896
                                   ===========         ==========
==========
  Taxes                            $         -         $        -
$        -
                                   ===========         ==========
==========


Continued on next page

The accompanying notes are an integral part of the consolidated financial statements.
CBW, Inc. and Subsidiary
Consolidated Statements of Cash Flows
for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1998 (unaudited) (continued)





                                      Nine months ended
                                       December 31,
                                 --------------------------------
---
                                     1997            1998
                                     ----            ----
                                       (Unaudited)

Cash flows from operating activities:
  Net income (loss)              $   163,794      $   204,014
  Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:

  Depreciation and amortization       45,713          241,601
  Gain on disposition of assets            -           (9,977)
  Minority interest in earnings of
     consolidated subsidiary               -          109,824
  Changes in assets and liabilities:
     Receivables                      (4,629)          (3,031)
     Inventories                     (29,646)          (9,525)
     Prepaid expenses                  2,859          (18,762)
     Other assets                     (1,225)            (872)
     Accrued expenses                (67,695)          19,707
                                 -----------      -----------
  Net cash provided by (used in)
  operating activities               109,171          532,979

Cash flows from investing activities:
  Additions to property, buildings and
  equipment                          (11,911)        (224,454)
Payment for business acquisition, net
  of cash acquired                         -       (3,268,245)
                                 -----------      -----------
  Net cash used in investing activities:              (11,911)
(3,492,699)
                                 -----------      -----------
Cash flows from financing activities:
 Proceeds from notes payable           7,271        4,000,000
 Payments on notes payable            (1,214)         (18,993)
 Capital contributions                 5,760          600,000
 Dividend distributions             (167,316)         (44,070)
                                 -----------      -----------
 Net cash provided by (used in)
 financing activities               (155,499)       4,536,937

 Net increase (decrease) in cash
 and cash equivalents                (58,239)       1,577,217

Cash and cash equivalents, beginning
of year                               43,468           42,189

Cash and cash equivalents, end of year            $   (14,771)
$ 1,619,406
                                 ===========      ===========
Supplemental disclosures of cash flow
 information:
 Conversion of debt to equity    $   234,240      $         -
                                 ===========      ===========
 Cash paid for:
 Interest                        $    32,420      $   179,727
                                 ===========      ===========
 Taxes                           $         -      $   225,182
                                 ===========      ===========


The accompanying notes are an integral part of the consolidated financial statements.

        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited)

1.   The Company and Summary of Significant Accounting Policies:

The Company

CBW, Inc., an Oregon corporation, and Subsidiary (the "Company"), owns and operates five restaurants in Eugene, Springfield and Bend, Oregon, which operate under the name of Ashley's Deli. The Company was incorporated on May 22, 1997. Prior to this date the Company operated as a limited liability company which was organized on June 16, 1995.

As further discussed in Note 9, the Company acquired a controlling interest (705,000 shares representing 53.8%) of the outstanding stock of Elmer's Restaurants, Inc. ("Elmer's") for approximately $4,500,000 on August 25, 1998. Elmer's, an Oregon corporation, owns and operates eleven Elmer's Pancake & Steak House restaurants and sells franchises that give franchisees the right to operate under the name Elmer's Pancake & Steak House for a specific restaurant or region. Franchises and company owned stores are located throughout the western United States. This transaction has been accounted for as a purchase of Elmer's by the Company, and a new basis of accounting was established for the assets and liabilities of Elmer's to the extent of the change in ownership.

As further discussed in Note 10, effective February 18, 1999, the
Company merged with Elmer's in a transaction in which Elmer's was the surviving corporation.

The consolidated financial statements include the operations of the Company and its wholly-owned subsidiary, CBW Food Company, LLC, as well as Elmer's from August 31, 1998 (see Note 9).

All material intercompany accounts and transactions have been eliminated. The minority interest included in the financial statements represents the 46.2% separate public ownership of Elmer's.

Unaudited Interim Consolidated Financial Statements

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position of the Company at December 31, 1998 and the consolidated results of operations and cash flows for the nine month periods ended December 31, 1997 and 1998.

Operating results for the interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year or any other period.

        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)

1.   The Company and Summary of Significant Accounting Policies,
Continued:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Disclosure of Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents and accounts receivable approximated fair value as of March 31, 1997 and 1998 and December 31, 1998 because of the relatively short maturity of these instruments. The carrying value of notes payable approximated fair value as of March 31, 1997 and 1998 and December 31, 1998, based upon interest rates and terms available for the same or similar loans.

Cash and Cash Equivalents

The Company considers all short-term, highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company invests its excess cash in interest bearing deposits with major banks and in U.S. Treasury securities. These investments generally mature within 90 days and are therefore subject to minimal risk. Management routinely reviews these investments in order to limit the amount of credit exposure to any one financial institution.

Inventories

Inventories of food, beverages and supplies are stated at the lower of first-in, first-out cost or market.

Property, Buildings and Equipment

Property, buildings and equipment are stated at cost. Cost of property, buildings and equipment reflect purchase accounting adjustments related to the acquisition of 53.8% of the outstanding common stock of Elmer's by the Company on August 25, 1998. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Lives used for calculating depreciation and amortization rates for the principal asset classifications are as follows: buildings - 35 years; automobiles, furniture, fixtures and equipment - 3 to 7 years; leasehold improvements - life of lease or applicable shorter period. Maintenance and repairs are expensed as incurred; renewals and improvements are capitalized. Upon disposal of assets subject to depreciation, the related costs and accumulated depreciation are removed and resulting gains and losses are reflected in the consolidated statements of operations.

        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited)


Intangible Assets

The cost over fair value of net tangible assets of acquired companies (goodwill) and trademarks are amortized on a straight-line basis over 30 years. The cost of intangible assets reflects purchase accounting adjustments related to the acquisition of 53.8% of the outstanding common stock of Elmer's by the Company on August 25, 1998. Management of the Company reviews the carrying value of capitalized tangible and intangible assets on a regular basis to reach a judgment concerning possible permanent impairment of value. These reviews consider, among other factors: (1) the net realizable value of each major classification of assets, (2) the cash flow associated with the assets, and (3) significant changes in the extent or manner in which major assets are used. Management believes the carrying value of assets is less than the estimated fair value.

Franchise Operations

Initial license fees from individual and area franchise sales are recognized as revenue when substantially all of the terms and conditions of the franchise agreement are met. Elmer's has sold area franchises to several restaurant operators in various western states. The terms of the agreements entered into with each franchisee protect the territory for the operator and provide standard building blueprints, recipes, formulas and methods of food preparation. The term of the franchise is 25 years. Continuing franchise fees (based on a percentage of sales) are recognized as income when earned.

        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited)


1.   The Company and Summary of Significant Accounting Policies,
Continued:

Income Taxes

The Company has been treated for federal income tax purposes as an S corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, since May 22, 1997 (and was a limited liability company from inception to that date) and has been treated as an S corporation for state income tax purposes under comparable state tax laws. As a result, the Company's earnings through December 31, 1998 have been taxed directly to the Company's shareholders, at their individual federal and state income tax rates, rather than to the Company. The earnings of Elmer's from August 25, 1998 through December 31, 1998 are taxed to the corporation.

Impact of Recently Issued Accounting Standards

The Company adopted FASB SFAS No. 130, "Reporting Comprehensive Income", which establishes requirements for disclosure of comprehensive income. The objective of SFAS No. 130 is to report a measure of all changes in equity that result from transactions and economic events other than transactions with owners. Comprehensive income is the total of net income and all other non-owner changes in equity. Comprehensive income did not differ from reported net income or loss in the periods presented.

Unaudited Pro Forma Financial Information

As more fully described in Note 4, the Company has been taxed for federal and state income tax purposes as a limited liability company or as an S corporation from inception. The unaudited pro forma information reflects benefits (provisions) for income taxes that would have been recorded had the Company been a taxable corporation for all periods presented.

        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


2.   Property, Buildings and Equipment:



                                   March 31,        December 31
                               1997       1998         1998
                                                    (Unaudited)

Land                       $         -  $         - $ 1,787,169
Buildings                            -            -   2,197,611
Furniture, fixtures and equipment            78,511      68,610
4,799,096
Leasehold improvements          98,896       98,896   1,052,456
automobiles                          -            -      12,632
                           -----------  ----------- -----------
                               177,407      167,506   9,848,964

Less accumulated depreciation
and amortization               (31,511)     (64,010)
(3,798,713)
                           -----------  ----------- -----------
                           $   145,896  $   103,496 $ 6,050,251
                           ===========  =========== ===========


3.   Intangible Assets:

Intangible assets, net of accumulated amortization of $560,706 at December 31, 1998 (unaudited) are comprised of:

                                        December 31,
                                          1998
                                        (Unaudited)

Trademark and agreements                $  599,463
Cost over fair value of net tangible assets
  of acquired company (goodwill)         2,126,800
                                        ----------
                                        $2,726,263
                                        ==========


4.   Income Taxes:

The Company has been treated for federal income tax purposes as an S corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, since May 22, 1997 (and was a limited liability company from inception to that date) and has been treated as an S corporation for state income tax purposes under comparable state tax laws. As a result, the Company's earnings through December 31, 1998 have been taxed directly to the Company's shareholders, at their individual federal and state income tax rates, rather than to the Company.

        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


4.   Income Taxes, Continued:

The earnings of Elmer's from August 25, 1998 through December 31, 1998 are taxed as a C corporation. Effective with the merger with Elmer's Restaurants, Inc. (see Note 10), on February 18, 1999 (Termination date) the Company's S corporation status will terminate and the Company will be subject to federal and state income taxes on its earnings.

As of the Termination date, under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes", issued by the Financial Accounting Standards Board, the Company will be required to provide for deferred taxes, arising from the cumulative temporary differences between financial reporting and tax reporting, by recording a provision for income taxes for such deferred taxes in its statement of operations in the period in which the Termination date occurs.

The income tax provision of $121,735 (unaudited) for the nine months ended December 31, 1998 relates to the results of operations of Elmer's and is based on the estimated effective income tax rate for the year ending March 31, 1999.

As of December 31, 1998, the deferred tax liability of $460,000 (unaudited) primarily represents the difference between the book basis of property, buildings and equipment and the related tax basis of approximately $1,350,000 (unaudited) primarily as a result of the purchase accounting adjustments to the cost of property, buildings and equipment in connection with the acquisition of 53.8% of the outstanding common stock of Elmer's by the Company on August 25, 1998.

     The unaudited benefit (provision) for income taxes has been computed in accordance with SFAS No. 109 as if the Company had been a taxable corporation for all periods presented:



                                             Nine months ended
               Periods ended March 31,       December 31,
               ----------------------        --------------------
               1996   1997    1998           1997      1998
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements,
for the period from inception, June 16, 1995, through March 31,
1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


               ----   ----    ----           ----      ----
                      (Unaudited Pro Forma Information)

Currently payable:
  Federal      $    - $    -  $    -         $    -    $(103,735)
  State             -      -       -              -      (26,000)
               ------ ------  ------         ------    ----------
                    -      -       -              -     (129,735)

Deferred income
  taxes        80,000 9,000   (72,000)       (57,500)    (15,000)
               ------ -----   --------       --------  ----------
               $80,000        $9,000         $(72,000) $(57,500)
$(144,735)
               =======        ======         ========  ========
==========


        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


4.   Income Taxes, Continued:

The unaudited pro forma provision for income taxes for the nine month periods ended December 31, 1997 and 1998 are based on the estimated effective income tax rates for those years.

A reconciliation of the federal income tax rate benefit
(provision) to the Company's pro forma effective income tax rate is as follows:



                              Nine months ended
          Periods ended March 31,  December 31,
          ----------------------        -------------------
          1996 1997 1998      1997 1998
          -----     -----     -----          -----     ----
               (Unaudited Pro Forma Information)


Income tax at       34.0%     34.0%     (34.0)%   (34.0)%
(34.0)%
statutory rate

Federal graduated    (1.0)    (15.3)    3.5  3.5  5.2
rates

State income taxes, net
of federal income
tax benefit
(provision)         4.4   4.2 (4.4)     (4.4)     (4.4)
                 -  (0.9)     (0.2)     (0.2)      -
               -----     -----     -----     -----     -----

Other, net          37.4%     22.0%     35.1%     35.1%     33.2%
               =====     =====     =====     =====     =====


     Deferred income taxes are the result of provisions in the tax laws that either require or permit certain items of income or expense to be reported for income tax purposes in different periods than they are reported for financial reporting. The unaudited pro forma nature of those cumulative differences and their effect on the unaudited pro forma income tax benefit (provision) are as follows:

CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)



                                   Nine months ended
          Periods ended March 31,       December 31,
          -----------------------       -------------------
          1996 1997 1998           1997      1998
          -----     -----     -----               -----
-----
               (Unaudited Pro Forma Information)

Deferred tax   $80,000   $9,000    $(72,000)      $57,500
$    -
asset


        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


4.   Income Taxes, Continued:

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:


                                        Nine months ended
                    Periods ended March 31,  December 31,
                    -----------------------  --------------------
                    1996 1997 1998      1997      1998
                    -----     -----     -----          -----
-----
                         (Unaudited Pro Forma Information)

Net Operating losses
(generated) utilized        $(213,000) $(41,000)$205,000
$163,000  $49,000


A summary of the unaudited pro forma deferred income tax asset is as follows:


                    March 31,      December 31,
                    -----------------
                    1997 1998           1998
                    -----     -----               -----
                         (Unaudited Pro Forma Information)

Deferred tax asset arising
from net operating loss
carryforward             $89,000 $17,000          $       -
                    ======= ======           =========

        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


5.    Notes Payable:



                         March 31,           December 31,
                         1997      1998      1998
                         -----          -----          ----------
                                             (Unaudited)

Notes payable to shareholders,
  collateralized by stock, due at
  various dates through 1999, monthly
  installments total $2,698 including
  interest at 10.75%               $238,914  $10,731        $
-

Note payable to affiliate, interest
  at 10.5%, due 2000                 50,000   50,000
-

Notes payable to financial institutions, collateralized by all assets excluding real estate, due at various dates through June 2000, monthly principal installments total approximately $34,000 plus interest at rates as follows:

Prime rate plus 0.5%-0.75% (prime was
  7.75% at December 31, 1998)             -         -  1,181,458

Notes payable to financial institutions, collateralized by real estate, due at various dates through February 2008, monthly installments total $16,204 including interest at rates as follows:

Average 2 year U.S. Treasury note plus
  1.75% and 2%
    Fixed rate of 8.18%              -         -  1,281,400
    Fixed rate of 8.25%              -         -    611,307

Note payable to others, collateralized
  by stock of a subsidiary, due August
  2001, interest at 10%              -         -     57,835

Note payable to financing company,
  personally guaranteed by shareholders
  and collateralized by stock of
  subsidiary, interest only payments due
  monthly at 12%, principal balance
  due June 2000                      -         -  4,000,000
                         --------  --------  ----------

                         288,914        60,731         7,132,000

Less current portion                43,160        10,731
218,625
                         -------        ------         ----------
Net of current portion             $245,754  $50,000
$6,913,375
                         ========= ========  ==========

CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)



     Future maturities of notes payable for years ending March 31 are as follows as of March 31, 1998:



1999                          $  10,731
2000                             50,000
                              ---------
                              $  60,731
                              =========



        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


5.    Notes Payable, Continued:

Future maturities of notes payable for years ending March 31 are as follows as of December 31, 1998 (unaudited):



1999 (three months)                               $     111,469
2000                                               394,122
2001                                             4,410,189
2002                                               406,184
2003                                               336,978
2004                                               150,062
Thereafter                                        $   1,322,996
                                             -------------

                                             $   7,132,000
                                             =============


     All interest costs incurred during the years ended March 31, 1996, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) have been expensed during the respective periods.


6.   Leases:

     Minimum fiscal year rental commitments for the years ending
March 31 under operating leases for buildings with noncancelable terms of more than one year, are as follows as of March 31, 1998:



1999                                         $      68,889
2000                                                70,489
2001                                                56,106
2002                                                15,000


        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


6.   Leases, Continued:

Minimum fiscal year rental commitments, which includes lease commitments of Elmer's for the years ending March 31 under operating leases for property, buildings and equipment with noncancelable terms of more than one year, are approximately as follows as of December 31, 1998 (unaudited):



1999 (three months)                               $   155,000
2000                                                  609,000
2001                                                  572,000
2002                                                  523,000
2003                                                  469,000
2004                                                  348,000
Thereafter                                            836,000
                                                  -----------
                                                  $ 3,512,000
                                                  ===========


     The leases generally require the Company to pay certain other costs of the properties. Rental expense on operating leases amounted to approximately $29,000, $127,000 and $135,000 for the years ended March 31, 1996, 1997 and 1998 and $104,000 (unaudited) and $343,000 (unaudited) for the nine months ended December 31, 1997 and 1998.

7.   Related Party Transactions:

     Amounts outstanding with Jaspers Food Management, Inc.
(JFMI) are approximately as follows:


                                   March 31,         December 31,
                                --------------------
                               1997      1998        1998
                               ----      ----        ----
                                                     (Unaudited)

Accounts payable and other liabilities   $  110,000  $   76,000
$  124,000
Note payable                       50,000                50,000
-

CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


     Accounts payable and other liabilities due to affiliates are due on demand and accrue interest at an annual rate of 10.5% based on the outstanding balance over 28 days.

        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


7.   Related Party Transactions, Continued:

     Transactions applicable to JFMI were approximately as follows:


                         Periods ended       Nine months ended
                           March 31             December 31,
                    ------------------------------     ----------
-------
                    1996   1997    1998      1997    1998
                    ----   ----    ----      ----    ----
                                              (Unaudited)
Interest expense    $  3,000       $ 10,000  $ 15,000  $ 11,000
$ 11,000
Labor and related expenses  124,000      377,000      420,000
420,000              576,000


     Under the terms of a management services agreement, JFMI provides substantially all store management, accounting, human resources, training and other administrative services related to the operation of the five Ashley's Deli restaurants as disclosed in labor and related expenses above.


8.   Contingencies:

From time to time, the Company is involved in litigation relating to claims arising in the normal course of its business. The Company maintains insurance coverage against potential claims in amounts which it believes to be adequate. Management believes that it is not presently a party to any litigation, the outcome of which would have a material adverse effect on the Company's business or operations.


9.   Acquisition of Elmer's Restaurants, Inc.

On August 25, 1998, the Company acquired a controlling interest (705,000 shares representing 53.8% of the outstanding stock) in Elmer's for approximately $4,500,000. The total cost of the acquisition of $4,612,013, including $112,013 of related acquisition costs, was provided by approximately $4,000,000 of debt financing and the balance in the Company's own cash. The purchase method of accounting has been used to record this CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited)


9.   Acquisition of Elmer's Restaurants, Inc., Continued

transaction. The cost of the acquisition was allocated to the assets and liabilities of Elmer's based on relative fair market values, as follows:

        Page __ of __


Current assets                                    $ 1,222,930
Property, buildings and equipment                   3,757,633
Intangible assets, primarily goodwill               2,171,048
Other assets                                           43,587
Liabilities assumed                                (2,163,185)
Deferred income taxes                                (420,000)
                                                  ------------
                                                  $ 4,612,013
                                                  ============


The results of operations of Elmer's have been included in the results of operations of the Company from August 31, 1998 (the results of operations of Elmer's from August 25, 1998 to August 31, 1998 are not material to the results of operations of the Company). The minority interest included in the financial statements represents the 46.2% separate public ownership of Elmer's.

The following table represents the unaudited pro forma results of operations for the year ended March 31, 1998 and the nine months ended December 31, 1998 as if the acquisition of 53.8% of the outstanding common stock of Elmer's had occurred at the beginning of the respective periods (including a pro forma income tax provision as if CBW had been a taxable corporation). These pro forma results have been prepared for comparison purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the respective periods or of results which may occur in the future.



                                  Year Ended Nine Months Ended
                                March 31, 1998    December 31,
1998

Total revenue                   $ 18,187,000 $ 14,327,000
Income from operations             1,317,000    1,100,000
Income before provision for income taxes          545,000
595,000
Income before minority interest in consolidated
  subsidiary                         360,000      393,000
Net income                           263,000      241,000


        Page __ of __
CBW, Inc. and Subsidiary
Notes to Consolidated Financial Statements, for the period from inception, June 16, 1995, through March 31, 1996 and the years ended March 31, 1997 and 1998 and for the nine months ended December 31, 1997 and 1998 (unaudited) (continued)


10.  Subsequent Events:

Merger with Elmer's

Effective February 18, 1999, the Company merged with Elmer's in a transaction in which Elmer's was the surviving corporation. In consideration for the issuance by Elmer's of 770,500 new shares of Elmer's stock to the Company's shareholders, Elmer's acquired all the stock of the Company. Accordingly, each Company shareholder received 144.4507 shares of Elmer's stock for every Company share owned. The shares of Elmer's stock previously acquired by the Company, a total of 705,000 shares, were concurrently transferred to Elmer's and were canceled upon receipt thereof.

Acquisition of Grass Valley Ltd., Inc. (dba Richard's Deli and
Pub)

Effective March 31, 1999, Elmer's executed a stock exchange agreement with Grass Valley Ltd., Inc. (GVL), a closely held Oregon corporation, in a transaction in which Elmer's acquired 100% of the outstanding stock of GVL in consideration for the payment by Elmer's of $110,000 in cash and the issuance of 209,620 restricted shares of Elmer's common stock to the GVL shareholders. GVL is now a wholly-owned subsidiary of Elmer's.

GVL is the owner and operator of four restaurants in Hillsboro, Aloha and Tigard, Oregon operating under the name of Richard's Deli and Pub. The first Richard's Deli and Pub was opened in August 1994 and all the restaurants are located in leased retail space. Elmer's plans to continue operations at all four locations in a substantially similar manner.

        Page __ of __


Elmer's Restaurants, Inc. and CBW, Inc.
Pro Forma Combined Financial Statements (Unaudited)
December 31, 1998 and for the nine months ended December 31, 1998 and for the year ended March 31, 1998

        Page __ of __
Pro Forma Combined Financial Statements
Elmer's Restaurants, Inc.


Effective February 18, 1999, CBW, Inc. (CBW) merged with Elmer's Restaurants, Inc. (Elmer's) in a transaction in which Elmer's was the surviving corporation. CBW had previously acquired 53.8% of the outstanding stock of Elmer's on August 25, 1998 for approximately $4,500,000, in a transaction accounted for as a purchase of Elmer's by CBW and a new basis of accounting was established for the assets and liabilities of Elmer's to the extent of the change in ownership at that date. Inasmuch as CBW owned a controlling interest before and after the merger, the merger is also accounted for as a purchase transaction as if CBW acquired the assets and assumed the liabilities of Elmer's for an amount equal to the fair market value of the 46.2% separate public ownership of Elmer's.

Presented on the following pages ___ through ___ are the unaudited pro forma balance sheet as of December 31, 1998 as if the merger of CBW and Elmer's occurred at that date and the unaudited pro forma statements of operations for the nine months ended December 31, 1998 and the year ended March 31, 1998 as if the merger occurred at the beginning of the respective periods.

The merger was consummated by Elmer's issuance of 770,500 new shares of Elmer's stock to CBW shareholders. In connection with the merger, Elmer's assumed approximately $4 million in debt owed by CBW arising from CBW's acquisition of the controlling block of stock on August 25, 1998, whereby CBW acquired all the stock and assets of Elmer's. Elmer's entered into a new financing agreement whereby it borrowed funds to refinance existing debt and debt of CBW totaling approximately $1,750,000. Elmer's also used existing cash to reduce debt by approximately $1,000,000.

Each CBW shareholder received 144.4507 shares of Elmer's restricted stock for every CBW share owned. The shares of Elmer's stock previously acquired by CBW, a total of 705,000 shares, were concurrently transferred to Elmer's and were canceled upon receipt thereof.

In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction. Management anticipates, however, that changes in the composition of the assets to be acquired and liabilities to be assumed will occur due to changes in the ordinary course of business. Management believes any related change in adjustments will not be material to the pro forma financial statements.

These unaudited pro forma financial statements are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the respective periods nor do they purport to indicate the results of future operations of Elmer's.

These unaudited pro forma financial statements should be read in conjunction with the notes and the historical financial statements and notes thereto of CBW and Elmer's.

        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Pro Forma Combined Balance Sheet (Unaudited) (a)
December 31, 1998



                                   Historical           Pro Forma
                                   (Unaudited)
Adjustments                        Pro Forma
                                   ----------           ---------
--                                 ----------
                                   CBW, Inc.(b)
                                   ------------
       ASSETS

Current assets:
 Cash and cash equivalents         $ 1,619,406
$(1,000,000)(c)                    $   619,406
 Accounts receivables                  323,235
323,235
 Inventories                           313,130
313,130
 Prepaid expenses and other            198,256
198,256
                                   -----------          ---------
--                                 -----------
 Total current assets                2,454,027
(1,000,000)                          1,454,027

Property, buildings and equipment, net         6,050,251
890,876(e)                           6,941,127
Intangible assets, net               2,726,263
468,473(e)                           3,194,736
Other assets                            96,783
-      96,783
                                   -----------          ---------
--                                 -----------
                                   $11,327,324          $
359,349                            $11,686,673
                                   ===========
===========                        ===========
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Notes payable, current portion    $   218,625          $
-                                  $   218,625
 Accounts payable                      751,014
-                                      751,014
 Accrued payroll and related taxes     180,842
-                                      180,842
 Accrued expenses                      143,205
50,000(d)                              193,205
 Income taxes payable                   55,955
-                                       55,955
                                   -----------          ---------
--                                 -----------
 Total current liabilities           1,349,641
50,000                               1,399,641

Notes payable, net of current portion          6,913,375
(1,000,000)(c)                       5,913,375
Deferred income taxes                  460,000
350,000(d)                             810,000
                                   -----------          ---------
--                                 -----------
                                     8,723,016
(600,000)                            8,123,016
                                   -----------          ---------
--                                 -----------
Minority interest                    1,843,651
(1,843,651)(d)                               -
                                   -----------          ---------
--                                 -----------
Shareholders' equity:
 Preferred stock and pro forma - no par value,
  500,000 shares authorized, none issued
 Common stock, historical - 10,000 shares
  authorized, 5,334 shares outstanding; pro
  forma - 10,000,000 shares authorized,
  1,376,609 shares outstanding         895,020
2,803,000(d)                         3,698,020
 Accumulated deficit                  (134,363)
-                                     (134,363)
                                   -----------          ---------
--                                 -----------
                                       760,657
2,803,000                            3,563,657
                                   -----------          ---------
--                                 -----------
                                   $11,327,324          $
359,349                            $11,686,673
                                   ===========
===========                        ===========

The accompanying notes are an integral part of the pro forma combined financial statements.


        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Notes to Pro Forma Combined Balance Sheet (Unaudited)
December 31, 1998

(a)  See the introductory paragraphs under "Pro Forma Combined
Financial Statements."

(b) The historical consolidated balance sheet of CBW, Inc. as of December 31, 1998 includes the accounts of Elmer's at that date and reflects the purchase accounting adjustments related to the acquisition of 53.8% of the outstanding common stock of Elmer's by CBW.

(c) To reflect use of cash to reduce existing debt arising from the acquisition of 53.8% of the outstanding common stock of Elmer's by CBW.

                                                  $(1,000,000)
                                                  ============


(d) The total estimated fair value of assets acquired in the merger transaction is comprised of the following:



Estimated value of 606,109 shares of
  outstanding common stock of Elmer's
  (other than CBW ownership) at the
  date of the merger                                   $
2,803,000
Assumed liabilities
1,880,153
Accrued expenses related to the transaction
50,000
Deferred income taxes
350,000
                                                  -------------
   Estimated fair value of assets acquired                  $
5,083,153
                                                  =============


(e) The estimated purchase price has been allocated to the assets to be acquired and obligations to be assumed, based on the estimate of the 46.2% proportionate fair values of the assets and liabilities, as follows:



                    Historical                         Estimate
of                            Cost Basis
the Fair Value
                    of Assets to                       of Assets
to
                    be Acquired         Adjustments         be
Acquired
                    ------------        -----------         -----
--------
Cash                $   735,676         $       -      $
735,676
Receivables                  142,042                 -
142,042
Inventories                  103,998                 -
103,998
Other                         81,205                 -
81,205
                    -----------         -----------         -----
--------
   Total current assets    1,062,921                 -
1,062,921

Property, buildings and
  equipment                2,196,292             890,876
3,087,168
Intangible assets
  (primarily trademark
  and goodwill)              426,708             468,473
895,181
Other assets                  37,883                 -
37,883
                    -----------         -----------         -----
--------
                    $ 3,723,804         $ 1,359,349         $
5,083,153
                    ===========         ===========
=============


        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Pro Forma Combined Statement of Operations (Unaudited) (a) for the nine months ended December 31, 1998


                                   Elmer's Restaurants, Inc.
                         ----------------------------------------
------------
                                        Historical
                                        (Unaudited)
                         ----------------------------------------
------------
                                                   Elmer's
                                                   September 1
                                                   to
                                        Elmer's Rest-  December
31
                           CBW, Inc.    aurants, Inc.  1998 (b)
                           -----------  -------------  ----------
--

Revenue                    $ 7,265,695  $12,765,833
$(5,704,513)
                           -----------  -----------    ----------
-
Costs and expenses:
 Food, beverage and supplies              2,110,452
3,236,108                   (1,425,973)
 Labor and related           2,251,048    4,204,747
(1,900,939)
 Occupancy costs               460,426      771,050
(353,846)
 Depreciation and amortization              241,601
528,149                       (230,813)
 General and administrative expenses      1,531,340
3,206,218                   (1,376,021)
                           -----------  -----------    ----------
-
                             6,594,867   11,946,272
(5,287,592)

 Income from operations        670,828      819,561
(416,921)

Nonoperating income (expense):
 Interest income                14,338       44,597
(13,011)
 Interest expense             (259,570)    (206,635)
79,843
 Gain on disposition of assets                9,977
35,732                          (9,977)
                           -----------  -----------    ----------
-
 Income before provision for
   income taxes                435,573      693,255
(360,066)

Provision for income taxes    (144,735)(c)            (235,750)
121,735

Minority interest in earnings of
 consolidated subsidiary      (109,824)           -
109,824
                           -----------  -----------    ----------
-
 Net income (loss)         $   181,014  $   457,505    $
(128,507)
                           ===========  ===========
===========
Pro forma net income per share

Weighted-average shares outstanding           4,626
                           ===========


The accompanying notes are an integral part of the pro forma combined financial statements. Continued on next page.

        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Pro Forma Combined Statement of Operations (Unaudited) (a) for the nine months ended December 31, 1998 (continued)


                                   Elmer's Restaurants, Inc.
                              ---------------------------------
                              Pro Forma
                              Adjustments    Pro Forma
                              -----------    -----------

Revenue                       $         -    $14,327,015

Costs and expenses:
 Food, beverage and supplies            -      3,920,587
 Labor and related                      -      4,554,856
 Occupancy costs                        -        877,630
 Depreciation and amortization                   (84,000)(d)(e)
454,937
 General and administrative expenses                   -
3,361,537
                              -----------    -----------
                                  (84,000)    13,169,547

 Income from operations            84,000      1,157,468

Nonoperating income (expense):
 Interest income                  (30,000)(f)          15,924
 Interest expense                 (46,000)(g)        (432,362)
 Gain on disposition of assets                         -
35,732
                              -----------    -----------
 Income before provision for
   income taxes                     8,000        776,762

Provision for income taxes         (3,000)(h)        (261,750)

Minority interest in earnings of
 consolidated subsidiary                -              -
                              -----------    -----------
 Net income (loss)            $     5,000    $   515,012
                              ===========    ===========
Pro forma net income per share                    $       .37
                                             ===========
Weighted-average shares outstanding            1,371,983(i)
1,376,609
                              ===========         ===========


The accompanying notes are an integral part of the pro forma combined financial statements.

        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Notes to Pro Forma Combined Statement of Operations (Unaudited) for the nine months ended December 31, 1998


(a)  See the introductory paragraphs under "Pro Forma Combined
Financial Statements."

(b) To eliminate results of operations for Elmer's for the period September 1, 1998 through December 31, 1998 as such results have also been included in the consolidated results of operations of CBW. (The results of operations of Elmer's from August 25, 1998 - the date of acquisition of 53.8% of Elmer's outstanding common stock by CBW - to August 31, 1998 are not material to the combined results of operations.)

(c) Represents unaudited pro forma income tax provision as if CBW was a taxable corporation for the nine months ended December
31, 1998.

(d) Adjustments to expenses for the period April 1, 1998 to August 31, 1998 to reflect the effect of purchase accounting adjustments relating to the acquisition of 53.8% of the outstanding common stock of Elmer's by CBW:



To reflect amortization of $2,300,000 of trademarks and excess of costs
  over fair value of net tangible assets acquired over 30 years
$  57,000
To record depreciation expense on adjusted buildings and
equipment over
  their useful lives (equipment - 3 to 7 years, buildings - 35 years,
  leasehold improvements - life of lease or applicable shorter
period)                                                 198,000
Less depreciation and amortization expense previously recorded
(282,000)

                                                      ----------
                                                      $ (27,000)
                                                      ==========


(e)  Adjustment to expenses for the nine months ended December
31, 1998 to reflect the merger transaction of Elmer's and CBW.



To reflect amortization of $900,000 of trademarks and excess of costs
  over fair value of net tangible assets acquired over 30 years
$  23,000
To record depreciation expense on adjusted buildings and
equipment over
  their useful lives (equipment - 3 to 7 years, buildings - 35 years,
  leasehold improvements - life of lease or applicable shorter
period)                                                 166,000
Less depreciation and amortization expense previously recorded
(246,000)
                                                      ----------
                                                      $ (57,000)
                                                      ==========


(f) Adjustment to interest income due to the use of approximately $1,000,000 to reduce debt related to the acquisition of common stock:



To reflect decrease in interest income                $  30,000
                                                      =========


        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Notes to Pro Forma Combined Statement of Operations (Unaudited), for the nine months ended December 31, 1998 (continued)


(g) Adjustment to interest expense due to $3,000,000 of CBW debt, which is included in the historical financial statements from September 1, 1998, consists of the following:



To reflect interest in interest expense on $1,250,000 at 12%
$ 112,000
To reflect increase in interest expense on $1,750,000 at 7.7%
101,000
Less interest expense previously recorded              (167,000)
                                                      ----------
                                                      $  46,000
                                                      ==========


(h) Adjustments to provision for income taxes (at an assumed effective rate of approximately 34%) consist of the following:



To reflect the income tax effect of the pro forma adjustments in
  (d) through (g) above                               $  (3,000)
                                                       ==========

(i) Adjustments to weighted-average shares outstanding consist of the following:




To reflect the shares to be outstanding after the merger
transaction                                           $
1,371,983

===========


        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Pro Forma Combined Statement of Operations (Unaudited) (a) for the year ended March 31, 1998



                               Historical
                         -------------------------------
                                 Elmer's       Pro Forma
                         CBW, Inc.             Restaurants, Inc.
Adjustments              Pro Forma
                         -----------           ------------------
-----------              ---------
Revenue                  $1,591,293            $16,596,397  $
-                        $18,187,690
                         ----------            -----------  ---------
-                        -----------
Costs and expenses:
  Food, beverage and supplies    564,115         4,263,703
-                          4,827,818
  Labor and related         420,427              5,490,690
-                          5,911,117
  Occupancy and costs       138,058                998,782
-                          1,136,840
  Depreciation and amortization      56,263        679,455
(86,000)(c)(d)  649,718
  Selling, general and administrative
    expenses                172,312              4,107,003
-                          4,279,315
                         ----------            -----------  ---------
--                       -----------
                          1,351,175             15,539,633
(86,000)                  16,804,808
                         ----------            -----------  ---------
--                       -----------
    Income from operations       240,118         1,056,764
86,000                     1,382,882

Nonoperating income (expense):
  Interest income                48                 66,225
(40,000)(e)                   26,273
  Interest expense          (34,896)              (324,578)
(285,000)(f)    (644,474)
  Gain on disposition of assets           -            368
-                                368
                         -----------           -----------  ---------
--                       ------------
    Income before income taxes      205,270        798,779
(239,000)                    765,049

Provision for income taxes       (72,000)(b)  (269,000)
81,000(g)                   (260,000)
                         -----------           ------------ ---------
--                       ------------
    Net income           $ 133,270 (b)         $   529,779  $
(158,000)                $   505,049
                         ===========           ============
===========              ============
Pro forma net income per share                                   $
 .37
                                                         ============
Weighted-average shares outstanding                 4,000
1,372,609(h)               1,376,609
                         ===========                     ===========
============


The accompanying notes are in integral part of the pro forma combined financial statements.


        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Notes to Pro Forma Combined Statement of Operations (Unaudited) for the year ended March 31, 1998


(a)  See the introductory paragraphs under "Pro Forma Combined
Financial Statements."

(b) Represents unaudited pro forma income tax provision as if CBW was a taxable corporation for the year ended March 31, 1998.

(c) Adjustments to expenses for the year ended March 31, 1998 to reflect the effect of purchase accounting adjustments relating to the acquisition of 53.8% of the outstanding common stock of Elmer's by CBW:



To reflect the amortization of $2,300,000 of trademarks and
excess
  of costs over fair value of net tangible assets acquired over
30 years                                              $  77,000
To record depreciation expense on adjusted buildings and
equipment over
  their useful lives (equipment - 3 to 7 years, buildings - 35 years,
  leasehold improvements - life of lease or applicable shorter
period)                                                 265,000
Less depreciation and amortization expense previously recorded
(363,000)
                                                      ----------
                                                      $ (21,000)
                                                       ==========

(d) Adjustment to expenses for the year ended March 31, 1998 to reflect the merger transaction of CBW and Elmer's:



To reflect amortization of $900,000 of trademarks and excess of costs
  over fair value of net tangible assets acquired over 30 years
$  30,000
To record depreciation expense on adjusted buildings and
equipment over
  their useful lives (equipment - 3 to 7 years, buildings - 35 years,
  leasehold improvements - life of lease or applicable shorter
period)                                                 221,000
Less depreciation and amortization expense previously recorded
(316,000)
                                                      ----------
                                                      $ (65,000)
                                                      ==========

(e) Adjustment to interest income due to the use of approximately $1,000,000 to reduce debt related to the acquisition of common stock:



To reflect decrease in interest income                $  40,000
                                                      =========

(f) Adjustment to interest expense due to $3,000,000 of CBW debt, consists of the following:



To reflect increase in interest expense on $1,250,000 at 12%
$ 150,000
To reflect increase in interest expense on $1,750,000 at 7.7%
135,000
                                                      ---------
                                                      $ 285,000
                                                      =========



        Page __ of __
Elmer's Restaurants, Inc. and CBW, Inc.
Notes to Pro Forma Combined Statement of Operations (Unaudited), for the year ended March 31, 1998 (continued)


(g) Adjustments to provision for income taxes (at an assumed effective rate of approximately 34%) consist of the following:



To reflect the income tax effect of the pro forma adjustments in
  (c) through (f) above                               $  81,000
                                                      =========

(h) Adjustments to weighted-average shares outstanding consist of the following:



To reflect the shares to be outstanding after the merger
transaction                                           $
1,372,609

===========


        Page __ of __
Item 8. Change in Fiscal Year

Not applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            .....................................
                                    Elmers Restaurants, Inc.

Date June 14, 1999     ../s/ William Service, C.E.O..............
                      William W. Service, Chief Executive Officer



                                Page __ of __